Exhibit 99.1

EyePoint Pharmaceuticals Appoints Esteemed Industry Leader Fred Hassan to Board of Directors

- Appointment strengthens leadership team as Company approaches dosing of patients in Phase 3 pivotal trials of DURAVYUTM in wet AMD in 2024 -

WATERTOWN, Mass., September 4, 2024 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced the appointment of Fred Hassan, a distinguished industry leader to its Board of Directors.

“I am honored to welcome Fred Hassan to EyePoint’s Board,” said Göran Ando, M.D., Chair of the Board of Directors of EyePoint Pharmaceuticals. “He joins at an important time for the Company as we approach first patient dosing for the pivotal Phase 3 LUGANO trial of DURAVYU™ in wet age-related macular degeneration (AMD) and as we prepare for future commercialization. Fred is a visionary in the industry with extensive global biopharmaceutical experience, and his analytical and strategic insights will be invaluable as we continue to make progress in bringing a potential revolutionary treatment to patients.”

“It is an honor to join the EyePoint Board of Directors at such an exciting time for the Company,” said Mr. Hassan. “I am impressed by EyePoint’s progress developing safe and effective treatments for important unmet needs in retinal disease, and I look forward to working closely with the talented management team and the Board to help bring important innovations to patients who are currently underserved by today’s treatment options.”

Fred Hassan has had an exceptionally distinguished career in the biopharmaceutical industry as the former CEO of three global pharmaceutical companies. He currently serves as Director of Warburg Pincus LLC, a global private equity firm. Previously, Mr. Hassan served as Chairman of the Board and Chief Executive Officer of Schering-Plough Corporation from 2003 to 2009. Prior to joining Schering-Plough, he was Chairman and Chief Executive Officer of Pharmacia Corporation, a company that was formed as a result of the merger of Monsanto and Pharmacia and Upjohn, Inc. Mr. Hassan joined Pharmacia & Upjohn as Chief Executive Officer in 1997. Mr. Hassan previously held senior leadership positions with Wyeth, which has since been acquired by Pfizer, including Executive Vice President with responsibility for its pharmaceutical and medical products businesses. He also served as a member of the Wyeth’s board from 1995 to 1997. Earlier in his career, Mr. Hassan spent a significant tenure at Sandoz Pharmaceuticals (now Novartis) and headed its U.S. pharmaceuticals businesses. Mr. Hassan’s past directorships include Time Warner (2001-2018), Amgen (2015-2021) and as Chairman at Bausch & Lomb (2010-2013).

Mr. Hassan has been the recipient of numerous prominent awards, including being named CEO of the Year by The Financial Times and Scrip. He has chaired several prominent pharmaceutical industry organizations including The Pharmaceutical Research and Manufacturers of America (PhRMA) and The International Federation of Pharmaceutical Manufacturers Associations (IFPMA). He received an MBA from Harvard Business School and a B.S. in chemical engineering from the Imperial College of Science and Technology at the University of London.

Additionally, the Company announced that Anthony P. Adamis, M.D. and David Guyer, M.D. have resigned from their positions as directors on the Company’s Board due to their transition to full-time roles at Merck & Co.

“On behalf of the entire Board, I would like to express my sincere gratitude to Tony and David for their outstanding service and valuable contributions to EyePoint,” said Dr. Ando. “Their strategic and scientific insights helped shape our product development pipeline and clinical strategies. EyePoint has certainly benefited from their substantial industry insight and experience.”

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious retinal diseases. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery. The Company’s lead product candidate, DURAVYU™ (f/k/a EYP-1901), is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor with bioerodible Durasert E™. DURAVYU is presently in Phase 2 clinical trials as a sustained delivery treatment for wet age-related macular degeneration (wet AMD), the leading cause of vision loss among people 50 years of age and older in the United States, and diabetic macular edema (DME). EyePoint expects to randomize patients for inclusion in pivotal Phase 3 clinical trials in wet AMD in 2024.

Pipeline programs include EYP-2301, a TIE-2 agonist, razuprotafib, formulated in Durasert E™ to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes statements about the sufficiency of our existing cash resources through topline data for Phase 3 clinical trials for EYP-1901 (DURAVYU™) in wet AMD; our expectations regarding the timing and clinical development of our product candidates, including DURAVYU and EYP-2301; the potential for DURAVYU as a novel sustained delivery treatment for serious eye diseases, including wet age-related macular degeneration (wet AMD) and diabetic macular edema (DME); the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals including potential U.S. Food and Drug Administration (FDA) regulatory approval of DURAVYU and EYP-2301; the success of current and future license agreements; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; the success of Durasert® as a drug delivery platform in FDA approved products; product liability; industry consolidation; compliance with environmental laws; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Christina Tartaglia
Precision AQ (formerly Stern IR)

Direct: 212-698-8700
christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com